AirShares™ EU Carbon Allowances Fund
Monthly Account Statement
For the Month Ended May 31, 2009

Statement of Income (Loss)

Income
Unrealized Gain (Loss) on Market Value of Futures	$185,311
Unrealized Gain (Loss) on Foreign Currency Translations	(688)
Interest Income	160
Total Income (Loss)	$184,783

Expenses
Interest Expense	$1,146
Unitary Management Fee	3,437
Total Expenses	4,583
Net Gain (Loss)	$180,200

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/01/09	$4,574,541
Net Gain (Loss)	180,200

Net Asset Value End of Period	$4,754,741
Net Asset Value Per Unit (200,000 Units)	$23.77

To the Shareholders of AirShares™ EU Carbon Allowances Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2009 is accurate and complete.

/s/ Jeffrey L. Feldman

Jeffrey L. Feldman
Chief Executive Officer
XShares Advisors LLC, Sponsor of AirSharesTM EU Carbon Allowances Fund

XShares Advisors LLC
420 Lexington Avenue
Suite 2550
New York, New York 10170